Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of May 21, 2024 by and between Alset Inc., a Texas corporation (referred to herein as “AEI” or the “Buyer”), and Chan Heng Fai, an individual with an address listed on Section 4.1 hereto who currently serves as AEI’s Chairman of the Board and Chief Executive officer, and Heng Fai Holdings Limited (“Heng Fai Holdings”), a company wholly owned by Chan Heng Fai (Chan Heng Fai and Heng Fai Holdings Limited are referred to collectively herein as the “Seller”).

RECITALS

WHEREAS, Seller wishes to sell 982,303 shares (the “DSS Shares”) of the common stock of DSS, Inc., a New York company listed on the New York Stock Exchange (NYSE: DSS) of which Seller currently serves as Chairman of the Board (“DSS”), which includes 979,325 shares of common stock held by Chan Heng Fai directly and 2,978 shares of common stock held by Heng Fai Holdings Limited, representing approximately 13.9% of the total issued and outstanding shares of DSS as of the date hereof, to Buyer in exchange for 3,316,488 newly issued shares of the common stock, $0.001 par value per share, of AEI (the “AEI Shares”), upon the terms and conditions set forth in this Agreement; and

WHEREAS, Buyer wishes to purchase the DSS Shares from Seller in exchange for the 3,316,488 newly issued AEI Shares, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. SALE AND PURCHASE OF SHARES.

On the terms and subject to the conditions set forth in this Agreement, at the Closing Seller will sell, convey, transfer and assign to Buyer, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Buyer will purchase and accept from Seller, the DSS Shares. In consideration therefor, Buyer will issue to Seller, and Seller will accept from Buyer, the AEI Shares, free and clear of all liens, pledges, encumbrances or known claims of any kind, nature or description. Chan Heng Fai and Heng Fai Holdings shall allocate the AEI Shares in proportion to their respective ownership of the DSS Shares.

2. REPRESENTATIONS AND WARRANTIES.

2.1 REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Buyer as follows as of the date hereof:

(a) Requisite Power and Authority. Seller has all necessary power and authority to execute and deliver this Agreement and the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby (the “Transaction Documents”) and to carry out their provisions. All action on Seller’s part required for the execution and delivery of this Agreement and the other Transaction Documents has been taken. Upon its execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) No Violations. The execution and delivery of the Transaction Documents, and the consummation by Seller of the transactions contemplated thereby, does not result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Seller or by which any material property or asset of Seller is bound or affected other than any of the foregoing which would not have a Material Adverse Effect.

(c) Good Title. The DSS Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of such DSS Shares as contemplated hereby, Buyer will have good title to such DSS Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

(d) Investment Representations.

(i)	Seller understands that the AEI Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Seller also understands that the AEI Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act. Seller acknowledges that Buyer will rely on Seller’s representations, warranties and certifications set forth below for purposes of determining Seller’s suitability as an investor in the AEI Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act.

(ii)	Seller has received all the information it considers necessary or appropriate for deciding whether to acquire the AEI Shares. Seller understands the risks involved in an investment in the AEI Shares. Seller further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the AEI Shares and the business, properties, prospects, and financial condition of Alset Inc. and to obtain such additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access. Seller further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(iii)	Seller is acquiring the AEI Shares for its own account for investment purposes and not with a view to the distribution thereof. Seller has had access to such information concerning the AEI Shares as it has deemed appropriate in connection with the acquisition of the AEI Shares hereunder, and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the AEI Shares, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

(iv)	Seller understands that the AEI Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act, as amended, and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Seller acknowledges and is aware that the AEI Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Seller has held the AEI Shares for the applicable holding period under Rule 144.

(v)	Seller acknowledges and agrees that each certificate representing the AEI Shares, or book entry made in lieu of certificates, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(e) No Reliance. Seller has not relied on and is not relying on any representations, warranties or other assurances regarding Alset Inc. other than the representations and warranties expressly set forth in this Agreement.

(f) No Solicitation. Neither the Seller nor any person participating on the Seller’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the securities being offered hereby.

(g) Risk Factors. Seller understands the various risks of an investment in AEI, and has carefully reviewed the various risk factors described in AEI’s filings with the SEC.

(h) Stockholder Approval. Seller understands and agrees that the issuance of the AEI Shares is subject to approval of AEI’s stockholders in accordance with applicable rules of the Nasdaq Stock Exchange (“Nasdaq”) and that the Closing contemplated by this Agreement is contingent upon the receipt of such stockholder approval.

(i) Accurate Information. Seller agrees and acknowledges that the information it has provided to Buyer herein is true and accurate in all respects.

2.2 REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer represents and warrants to Seller, as of the date hereof, as follows:

(a) Organization and Good Standing. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be.

(b) Requisite Power and Authority. Buyer has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out their provisions; all action on Buyer’s part required for the execution and delivery of this Agreement and the other Transaction Documents has been taken, except as provided in subsection (c) of this Section 2.2. Upon its execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(c) Stockholder Approval. AEI understands and agrees that the issuance of the AEI Shares is subject to approval of AEI’s stockholders in accordance with applicable rules of Nasdaq and that the Closing contemplated by this Agreement is contingent upon the receipt of such stockholder approval. AEI will seek such stockholder approval.

(d) Issuance of AEI Shares. The AEI Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and the AEI Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of the common stock of AEI.

(e) No Reliance. Buyer has not relied on and is not relying on any representations, warranties or other assurances regarding DSS other than the representations and warranties expressly set forth in this Agreement.

(f) Accredited Investor. Buyer is an Accredited Investor, within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in DSS.

(g) Accurate information. Buyer agrees and acknowledges that the information it has provided to Seller herein is true and accurate in all respects.

(h) Not a Bad Actor. Buyer hereby represents that neither Buyer nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(i) Risk Factors. Buyer understands the various risks of an investment in DSS, and has carefully reviewed the various risk factors described in the DSS’s filings with the SEC.

(j) Unregistered Shares. Buyer understands that certain of the DSS Shares are restricted and have not been registered under the Securities Act or any other applicable securities laws.

2.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in section 2.1 and 2.2 above, shall survive the Closing for a period of 12 months and shall be fully enforceable at law or in equity against the parties and each party’s successors and assigns.

3. CLOSING.

3.1 Conditions to Seller’s Obligations. The obligations of Seller under this Agreement, (including, without limitation, the obligation to transfer the DSS Shares) shall be subject to satisfaction of the following conditions, unless waived by Seller: (i) Buyer shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Buyer herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Buyer shall have executed and delivered to Seller all documents necessary to issue the AEI Shares to Seller, as contemplated by this Agreement; (iv) Buyer shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Buyer; (v) Buyer shall have reviewed this Agreement and the transactions contemplated herein, including the issuance of the AEI Shares with Nasdaq and received reasonable assurances that the transactions contemplated hereby do not violate Nasdaq’s listing rules; and (vi) the stockholders of Buyer shall have approved this Agreement and the transactions contemplated hereby as and to the extent required by applicable laws, the rules and regulations of Nasdaq and by the provisions of any governing instruments.

3.2 Conditions to Buyer’s Obligations. The obligations of Buyer under this Agreement, (including, without limitation, the obligation to issue the AEI Shares as payment for the transfer by Seller of the DSS Shares) shall be subject to satisfaction of the following conditions, unless waived by Buyer: (i) Seller shall have performed in all respects all agreements, and satisfied in all respects all conditions on his part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Seller herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Seller shall have executed and delivered to Buyer all documents necessary to transfer the DSS Shares to Buyer, as contemplated by this Agreement; (iv) Seller shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement; (v) Buyer shall have reviewed this Agreement and the transactions contemplated herein, including the issuance of the AEI Shares with Nasdaq and received reasonable assurances that the transactions contemplated hereby do not violate Nasdaq’s listing rules; and (vi) the stockholders of Buyer shall have approved this Agreement and the transactions contemplated hereby as and to the extent required by applicable laws, the rules and regulations of Nasdaq and by the provisions of any governing instruments.

3.3 Closing Documents. At the Closing:

(a) Seller shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer a duly executed copy of this Agreement, together with any other Transaction Documents; and certificates evidencing the DSS Shares, together with stock powers duly for such certificates to allow such certificates to be registered in the name of Buyer, or evidence of such book-entry transfer of the DSS Shares to Buyer.

(b) Buyer shall deliver to Seller, in form and substance reasonably satisfactory to Seller (i) a duly executed copy of this Agreement, together with any other Transaction Documents; (ii) certificates evidencing the AEI Shares, together with stock powers duly for such certificates to allow such certificates to be registered in the name of Seller, or evidence of such book-entry transfer of the AEI Shares to Seller; and (iii) copies of resolutions adopted by the board of directors of Buyer and certified by the Secretary of Buyer authorizing the execution and delivery of, and performance of Buyer’s obligations under, this Agreement.

4. MISCELLANEOUS.

4.1 ADDRESSES AND NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail transmission prior to 5:00 P.M., New York City time, on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via e-mail transmission on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and e-mail address for such notices and communications shall be as follows:

If to Buyer to:	Alset Inc.
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814 Attention: Rongguo Wei Telephone: 301-971-3955
Email: ronald@alsetinternational.com

If to Seller to:	Chan Heng Fai
9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989
Telephone: +65-6333-9181
Email: fai@alsetinternational.com

Any such person may by notice given in accordance with this Section 4.1 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

4.2 TITLES AND CAPTIONS. TITLES AND CAPTIONS. All Article and Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and do not in any way define, limit, extend or describe the scope or intent of any provisions hereof.

4.3 ASSIGNABILITY. This Agreement is not transferable or assignable by the undersigned.

4.4 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

4.5 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement. Each party shall bear its own expenses in connection therewith.

4.6 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of law rules.

4.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, permitted transferees and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators and successors.

4.8 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written or oral, pertaining thereto, including without limitation, the Prior Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

4.9 AMENDMENT. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written consent executed by the parties hereto.

4.10 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by creditors of any party.

4.11 WAIVER. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

4.12 RIGHTS AND REMEDIES. The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Agreement shall not preclude the implementation of any other provision.

4.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SIGNATURES ON THE FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

By Seller:

By:	/s/ Chan Heng Fai
Name:	Chan Heng Fai

HENG FAI HOLDINGS LIMITED

By:	/s/ Chan Heng Fai
Name:	Chan Heng Fai
Title:	Director

By Buyer:

ALSET INC.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-Chief Financial Officer